SECRETARY’S CERTIFICATE

The undersigned certifies that she is the duly elected Secretary of the Claymore Trust (the “Trust”) and that the resolution set forth below approving the fidelity bond for the Trust was adopted by the Board of Trustees of the Trust on March 23, 2007, and such resolution has not been amended, modified or rescinded and remains in full force and effect as of the date hereof.

RESOLVED: that the Joint Fidelity Bond Policy with ICI Mutual having an aggregate coverage of approximately $1,175,000 be, and it hereby is, approved by the Board of Trustees (and separately by all of the “non-interested” Trustees), it having been determined to be reasonable in form and amount, after giving due consideration to all factors deemed relevant by the Board, including, among other things, the value of the aggregate assets of each Trust to which any covered person may have access, the type and terms of the arrangements for custody and safekeeping of such assets and the nature of the securities in the portfolio of each Fund; and further

RESOLVED: that the premium for the Joint Fidelity Bond Policy shall be allocated to the funds as described in the Joint Insureds Agreement and the portion of such premium to be paid by the Trust is approved; and further

RESOLVED: that the Joint Insureds Agreement by and among the Trust and the parties named therein providing for the allocation of premiums paid and coverage available under the Joint Fidelity Bond Policy for the Trust, substantially in the form presented to the Board of Trustees, be and it hereby is, approved, together with such changes and modifications as the officers of the Trust executing the same may approve, such execution being conclusive evidence of the approval of such changes and modifications by the Board of Trustees.

RESOLVED: that in accordance with Rule 17g-1(h) under the 1940 Act, the Secretary of the Trust is hereby designated as the officer of the Trust who is authorized and directed to make the filings with the SEC and give the notices required by Rule 17g-1(g); and further

RESOLVED: that the proper officers of the Trust be, and they hereby are, authorized and directed at all times to take all actions necessary to assure compliance with these resolutions and said Rule 17g-1.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 23rd day of May, 2007.

/s/ Melissa J. Nguyen
Melissa J. Nguyen
Secretary

SECRETARY’S CERTIFICATE

The undersigned certifies that she is the duly elected Secretary of the Claymore Exchange-Traded Fund Trust (the “Trust”) and that the resolutions set forth below approving the fidelity bond for the Trust were adopted by the Board of Trustees of the Trust on March 7, 2007, and such resolution has not been amended, modified or rescinded and remains in full force and effect as of the date hereof.

RESOLVED: that the Joint Fidelity Bond Policy with ICI Mutual having an aggregate coverage of approximately $1,175,000 be, and it hereby is, approved by the Board of Trustees (and separately by all of the “non-interested” Trustees), it having been determined to be reasonable in form and amount, after giving due consideration to all factors deemed relevant by the Board, including, among other things, the value of the aggregate assets of each Trust to which any covered person may have access, the type and terms of the arrangements for custody and safekeeping of such assets and the nature of the securities in the portfolio of each Fund; and further

RESOLVED: that the premium for the Joint Fidelity Bond Policy shall be allocated to the funds as described in the Joint Insureds Agreement and the portion of such premium to be paid by the Trust is approved; and further

RESOLVED: that the Joint Insureds Agreement by and among the Trust and the parties named therein providing for the allocation of premiums paid and coverage available under the Fidelity Bond Policy for the Trust, substantially in the form presented to the Board of Trustees, be and it hereby is, approved, together with such changes and modifications as the officers of the Trust executing the same may approve, such execution being conclusive evidence of the approval of such changes and modifications by the Board of Trustees; and further

RESOLVED: that in accordance with Rule 17g-1(h) under the 1940 Act, the Secretary of the Trust is hereby designated as the officer of the Trust who is authorized and directed to make the filings with the SEC and give the notices required by Rule 17g-1(g); and further

RESOLVED: that the proper officers of the Trust be, and they hereby are, authorized and directed at all times to take all actions necessary to assure compliance with these resolutions and said Rule 17g-1.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 23rd day of May, 2007.

/s/ Melissa J. Nguyen
Melissa J. Nguyen
Secretary

SECRETARY’S CERTIFICATE

The undersigned certifies that she is the duly elected Secretary of the Claymore Exchange-Traded Fund Trust 2 (the “Trust”) and that the resolutions set forth below approving the fidelity bond for the Trust were adopted by the Board of Trustees of the Trust on March 7, 2007, and such resolution has not been amended, modified or rescinded and remains in full force and effect as of the date hereof.

RESOLVED: that the Joint Fidelity Bond Policy with ICI Mutual having an aggregate coverage of approximately $1,175,000 be, and it hereby is, approved by the Board of Trustees (and separately by all of the “non-interested” Trustees), it having been determined to be reasonable in form and amount, after giving due consideration to all factors deemed relevant by the Board, including, among other things, the value of the aggregate assets of each Trust to which any covered person may have access, the type and terms of the arrangements for custody and safekeeping of such assets and the nature of the securities in the portfolio of each Fund; and further

RESOLVED: that the premium for the Joint Fidelity Bond Policy shall be allocated to the funds as described in the Joint Insureds Agreement and the portion of such premium to be paid by the Trust is approved; and further

RESOLVED: that the Joint Insureds Agreement by and among the Trust and the parties named therein providing for the allocation of premiums paid and coverage available under the Fidelity Bond Policy for the Trust, substantially in the form presented to the Board of Trustees, be and it hereby is, approved, together with such changes and modifications as the officers of the Trust executing the same may approve, such execution being conclusive evidence of the approval of such changes and modifications by the Board of Trustees; and further

RESOLVED: that in accordance with Rule 17g-1(h) under the 1940 Act, the Secretary of the Trust is hereby designated as the officer of the Trust who is authorized and directed to make the filings with the SEC and give the notices required by Rule 17g-1(g); and further

RESOLVED: that the proper officers of the Trust be, and they hereby are, authorized and directed at all times to take all actions necessary to assure compliance with these resolutions and said Rule 17g-1.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 23rd day of May, 2007.

/s/ Melissa J. Nguyen
Melissa J. Nguyen
Secretary